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                                                                 Exhibit 3.5

                                    AMENDMENT TO

                             ARTICLES OF INCORPORATION

                                         OF

                     TERRA INTERNATIONAL PHARMACEUTICALS, INC.


     THE UNDERSIGNED, being a director of Terra Pharmaceuticals, Inc. hereby amends the Articles of Incorporation of the Company as follows:

                                     ARTICLE I

                                        NAME

     The name of the Company shall be americabilia.com, Inc.


     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on August 9, 1999 and the number of votes cast was sufficient for approval

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on August 31, 1999.

/s/ Carol Slavin
---------------------------------------------
Carol Slavin
President and Sole Director



     The foregoing instrument was acknowledged before me on August 31, 1999, by Carol Slavin, who is personally known to me, or who has produced personal identification.

               SEE ATTACHED FORM FOR    ---------------------------
               NOTARY CERTIFICATE       Notary Public